CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We  consent  to  the  reference  to  our  firm  under  the  captions  "Financial
Highlights" and "Independent Registered Public Accounting Firm" in the Prospectus and "Independent Registered Public Accounting Firm" in the Statement of Additional Information and to the incorporation by reference of our report on The Alger Institutional Funds dated December 12, 2005 in this Registration Statement (Form N-1A Nos. 033-68124 and 811-07986).

                                                      /s/ ERNST & YOUNG LLP
                                                      --------------------------
                                                      ERNST & YOUNG LLP

New York, New York
February 24, 2006